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                          [FORM OF WARRANT CERTIFICATE]


WARRANT NO. _____________                         NUMBER OF WARRANTS __________

                                 GEN TRAK, INC.
                          NOT EXERCISABLE OR SEPARATELY
                            TRANSFERABLE BEFORE _____
                            UNLESS OTHERWISE NOTIFIED

               Warrant for the Purchase of Shares of Common Stock
               --------------------------------------------------

         THIS CERTIFIES THAT, ________________________________________________
or registered assigns is the registered holder (the "Registered Holder") of the number of Common Stock Purchase Warrants (the "Warrants") set forth above, each of which represents the right to purchase one fully paid and nonassessable share of common stock, $.01 par value per share (the "Common Stock"), of GEN TRAK, INC., a Pennsylvania corporation (the "Company"), at the price of Six ($6.00) Dollars per share (the "Exercise Price") at any time from and after __________ through and including the Expiration Date set forth below (the "Exercise Period"), provided that such shares of Common Stock issuable upon exercise of the Warrants have been effectively registered under the Securities Act of 1933 (the "Securities Act") and such other action as may be required by federal or state law relating to the issuance or distribution of securities shall have been taken, but not after the Expiration Date hereinafter referred to, by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon duly executed with signature guaranteed by a member firm of a national securities exchange, a commercial bank (not a savings bank or a savings and loan association) or a trust company located in the United States, or a member of the National Association of Securities Dealers, Inc., at the office maintained by StockTrans, Inc., or its successor as warrant agent (any such warrant agent being herein called the




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"Warrant Agent") at the address set forth below and by paying full in good funds the Exercise Price plus transfer taxes, if any. Payment of the Exercise Price may be made on the option of the holder hereof in United States currency, by check or money order payable to the order of the Warrant Agent and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement referred to below.

         No Warrant may be exercised after 5:00 p.m., New York City, New York Time, on the Warrant expiration date (the "Expiration Date") which will be on the fifth anniversary date of the date upon which a registration statement under the Securities Act of 1933, as amended (the "Act"), covering all Shares becomes effective under the Act. All Warrants evidenced hereby shall thereafter become void, provided that in the event that the Securities Act registration applicable to the Warrants and the shares of Common Stock issuable upon the exercise of such Warrants should lapse during the thirty day period prior to the Expiration Date, the Warrant Expiration Date shall be extended until the thirtieth day following the effectiveness of a Securities Act Registration Statement applicable to the shares of Common Stock issuable upon exercise of the Warrants.

         Commencing after ______, this Warrant is redeemable in whole or in part at the option of the Company at the initial price ("Redemption Price") of $.10 per Warrant Share, upon 30-days written notice to the Registered Holder thereof if the closing bid price of the Company's Common Stock as reported on Nasdaq or the closing sale price of such Common Stock, if traded on a national or regional securities exchange, as applicable, averages at least $10.00 over the thirty
(30) consecutive trading days within ten (10) days of the notice of redemption. The Company is required to maintain an effective registration statement with respect to the Common Stock underlying the warrants at the time of redemption of the Warrants. In the event the Company exercises the right to redeem the Warrant, such Warrants will be exercisable until the close of


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business on the date for redemption fixed in such notice. If any Warrant called for redemption is not exercised by such time, it will cease to be exercisable and the holder will be entitled only to the redemption price.

                  Prior to the Expiration Date, subject to any applicable laws, rules or regulations restricting transferability and to any restriction on transferability that may appear on this Warrant Certificate in accordance with the terms of the Warrant Agreement hereinafter referred to, the Registered Holder shall be entitled to transfer this Warrant Certificate in whole or in part upon surrender of this Warrant Certificate at the office of the Warrant Agent set forth next to its countersignature below, with the form of assignment set forth hereon duly executed, with signatures guaranteed by a member firm of a national securities exchange, a commercial bank (not a savings bank or a savings and loan association) or a trust company located in the United States, or a member of the National Association of Securities Dealers, Inc. Upon any such transfer, a new Warrant Certificate or Warrant Certificates representing the same aggregate number of Warrants will be issued in accordance with instructions in the form of assignment.

         Upon the exercise of less than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the Registered Holder a new Warrant Certificate in respect of the Warrants not exercised.
         Prior to the Expiration Date, the Registered Holder shall be entitled to exchange this Warrant Certificate, with or without other Warrant Certificates, for another Warrant Certificate or Warrant Certificates for the same aggregate number of Warrants, upon surrender of this Warrant Certificate at the Principal Office of the Warrant Agent.

         Upon certain events provided for in the Warrant Agreement hereinafter referred to, the Exercise Price and the number of shares of Common Stock issuable upon the exercise of each Warrant will be adjusted.


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         No fractional shares will be issued upon the exercise of Warrants. As to any final fractions of a share which the registered holder of one or more Warrant Certificates, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay the cash value thereof determined as provided in the Warrant Agreement hereinafter referred to.

         This Warrant Certificate issued under and in accordance with the Warrant Agreement dated as of __________, 1998 between the Company and the Warrant Agent, as it may be amended from time to time, and is subject to the terms and provisions contained in said Warrant Agreement, all of which are incorporated herein by reference and to all of which terms and provisions the Registered Holder consents by acceptance of this Warrant Certificate. In the event of any conflict between the terms and provisions of this Warrant Certificate and the terms and provisions of such Warrant Agreement, the terms and provisions of such Warrant Agreement shall control. Capitalized terms used herein and not otherwise defined shall have the same meanings ascribed to them in such Warrant Agreement as applicable to the Common Stock Purchase Warrants.

         This Warrant Certificate shall not entitle the Registered Holder to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to attend or receive any notice of meetings of stockholders or any other proceedings of the Company.

         This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.




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         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly exercised under its facsimile Corporate Seal.

                                                      GEN TRAK, INC.


                                             By:_______________________________
                                                Title:


Countersigned:                                        STOCKTRANS, INC.
                                                      7 E. Lancaster Avenue
                                                      Ardmore, PA  19003

                                             By:_______________________________
                                                      Authorized Signature


Dated:__________________




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                                    [FORM OF]
                              ELECTION TO PURCHASE

         The undersigned hereby irrevocably elects to exercise ___________ of the Warrants represented by this Warrant Certificate and to purchase the shares of Common Stock issuable upon the exercise of said Warrants, and requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:

                           ----------------------------
                                     (NAME)


                           ----------------------------
                          (ADDRESS, INCLUDING ZIP CODE)

                           ----------------------------

                  (SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:

                           ----------------------------
                                     (NAME)
at

                           ----------------------------
                          (ADDRESS, INCLUDING ZIP CODE)


         If the number of Warrants hereby exercised is less than all the Warrants represented by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the number of full Warrants not exercised be issued and delivered as set forth below.

         In full payment of the purchase price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of $____________ by check or money order payable representing good funds in United States currency to the order of the Warrant Agent.

Date:__________________    Signature:___________________________

(Signature must conform in all particulars to name of holder as specified on the face of the Warrant Certificate without alteration or enlargement or any change whatsoever, or if signed by other person, the form of assignment hereof must be duly executed and this Form of Election must be signed by the assignee whose signature must correspond with the name set forth on the Form of Assignment in every particular. Signature must be guaranteed by a commercial bank or trust company located in the United States or by a broker or dealer which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc.)


Signature Guaranteed: ________________________________________


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                                    [FORM OF]
                                   ASSIGNMENT

                      (To be signed only upon assignment of
                     Warrants evidenced by this Certificate)

   FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfer unto


               ---------------------------------------------------
          (Name and Address of Assignee Must be Printed or Typewritten)


Insert Social Security Number or Identifying Number of Assignee


all of the rights of the undersigned represented by the within Warrant Certificate with respect to ______________________ Warrants and hereby irrevocably constitutes and appoints


Attorney to transfer said Warrant on the books of GEN TRAK, INC. with full power of substitution in the premises.


DATED: _____________ 19__



NOTE: The above signature must correspond with the name as written on the face of this Warrant Certificate in every particular, without alteration or enlargement or and change whatever. Signature must be guaranteed by a commercial bank or trust company located in the United States or by a broker or dealer which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc.

Signature Guaranteed: __________________________________________



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